UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9400 East Market Street, Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

(330) 856-2443

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 10, 2015, Stoneridge, Inc. (the “Company”) issued a press release announcing its participation in the 30th Annual BB&T Capital Markets Transportation Services Conference with a Company presentation at 7:45 a.m. Eastern Standard Time on Wednesday, February 11, 2015. A copy of the press release is attached as Exhibit 99.1. The presentation material is furnished herewith as Exhibit 99.2 and will be posted to the “Investors/Webcasts & Presentations” section of the Company's website (www.stoneridge.com) on Tuesday, February 10, 2015.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures

The presentation contains certain non-generally accepted accounting principles (GAAP) financial measures, Adjusted EBITDA and free cash flow from continuing operations, which are used in Exhibit 99.2. The Company’s Regulation G information is provided on the “Investors/Regulation G Information” section of the Company’s website.

Management believes that presentation of the non-GAAP financial measures used in the presentation are useful to both management and investors in their analysis of the Company’s financial position, results of operations and expected results of operations. Management believes that Adjusted EBITDA from continuing operations, when viewed with the Company's results under GAAP and the accompanying reconciliation, provides useful information about operating performance of its continuing operations.  However, Adjusted EBITDA from continuing operations is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity. Management believes that free cash flow from continuing operations is useful in analyzing the Company’s ability to service and repay debt. Management also believes that investors should have available the same information that management uses to assess operating performance. These non-GAAP measures, however, should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

	Twelve months
	ended September 30,	Years ended December 31,
	2014	2013	2012
Reconciliation of Net Income (Loss) to Adjusted EBITDA
from Continuing Operations

Net income (loss)	$(27,272)	$16,508	$3,748
Interest expense, net	19,705	18,096	19,869
Equity in earnings of investees	(668)	(476)	(760)
Other expense, net	3,235	1,457	4,606
Provision (benefit) for income taxes	(252)	2,797	(33)
Depreciation and amortization	27,869	29,286	29,405
Discontinued operations	10,862	4,021	(7,525)
Loss on extinguishment of debt	920	-	-
PST Purchase accounting and goodwill impairment	23,087	(33)	(1,011)
Adjusted EBITDA from continuing operations	$57,486	$71,656	$48,299

Total Debt	$183,239	$197,232	$198,296
Total Debt / Adjusted EBITDA from continuing operations	$3.2	$2.8	$4.1

	Twelve
	months ended	Years ended December 31,
Free Cash Flow from Continuing Operations	September 30, 2014	2013	2012	2011

Consolidated operating cash flows	$20,398	$43,684	$75,545	$921
Operating cash flows from discontinued operations	3,499	2,809	(18,374)	11,744
Consolidated capital expenditures	(26,594)	(25,344)	(26,352)	(26,290)
Capital expenditures from discontinued operations	1,951	3,768	3,443	9,740
Free cash flow from continuing operations	$(746)	$24,917	$34,262	$(3,885)

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated February 10, 2015 announcing participation in the 30th Annual BB&T Capital Markets Transportation Services Conference.

99.2	BB&T Capital Markets presentation dated February 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: February 10, 2015	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 10, 2015 announcing participation in the 30th Annual BB&T Capital Markets Transportation Services Conference.

99.2	BB&T Capital Markets presentation dated February 11, 2015.